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                                                                    EXHIBIT 10.6
                   [MILLER EXPLORATION COMPANY - LETTERHEAD]


                                 May 18, 1999



Mr. C.E. "Gene" Miller
Eagle Investment Inc.
3140 Logan Valley Rd.
Traverse City, MI  49685

          RE:  Participation Letter Agreement
               Allar #6 Well
               Midway Dome
               Lamar County, MS

Dear Gene,

          This Participation Letter Agreement (hereinafter referred to as "the Agreement") is written for the purpose of setting forth the terms and conditions between Miller Exploration Company ("Miller") and Eagle Investment Inc. ("Eagle") with respect to Eagle's participation in the drilling of the Miller Allar #6 well ("Allar#6") located on the Midway Dome Prospect, Lamar County, MS. The terms and conditions of Eagle's participation are as follows:

          1. Eagle agrees that concurrently with the execution of this Agreement, Eagle shall pay to Miller twenty six and two thirds percent (26.67%) of the one million three hundred and forty thousand dollar ($1,340,000.00) estimated dry hole costs attributable to the Allar#6. Eagle recognizes that the amount of the AFE is an estimate only, and Eagle shall pay twenty six and two thirds percent (26.67%) of the actual cost and expense of drilling the Allar#6 as such costs are determined under the terms of this Agreement and the March 1, 1999 Joint Operating Agreement ("Operating Agreement") governing the operations of the Allar#6, whether incurred prior to or after the date of this Agreement to production casing point as defined in the Operating Agreement. Such costs shall include, if applicable and by way of illustration and not limitation, the following: permits; staking and surveying; legal fees as relating to title examination and curative, spacing; fee of consultants; rights-of-way; surface leases; damages; roads, canals and locations; drilling mud and chemicals; rentals and services; drilling contractor costs; supplies and materials; fuel and water, cement and services; transportation; tubular goods; well head equipment (casinghead and slips); logging; coring; surveys (velocity, etc,); analyses or reports, travel and telephone expenses of Operator's employees directly related to the costs described herein; drafting; reproduction; plugging and abandoning. However, Eagle shall not pay leasehold or brokerage expenses and shall not pay a prospect fee and/or any geological or geophysical expenses incurred by Miller in the Midway Dome Prospect.

          2. It is agreed that contemporaneously with the execution of this Agreement by Eagle, Miller shall assign to Eagle twenty percent (20%) of 8/8ths of those portions of the oil, gas and mineral leases and a like interest in any other oil, gas and mineral leases owned or controlled by Miller in Section 31-T4N-15W, Lamar County, MS inclusive of the




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Page 2
Eagle Investment
Allar #6 Participation Agreement



               Allar#6 640 acre unit (hereinafter called "Allar#6 Unit Leases"). The Allar#6 Unit Leases are hereby subject to the Operating Agreement. In the event of conflict or inconsistency between the terms and provisions of this Agreement and those of the Operating Agreement or the Joint Venture Agreement, the terms and provisions of this Agreement shall prevail as to the interests of the parties hereunder.

          3. Eagle will have the right, but not the obligation to participate for twenty percent (20%) interest in any completion attempt on the Allar#6. It is agreed and understood that Eagle's after casing point interest in the Allar#6 will be tweny percent (20%).

          4. In the event Miller proposes a well to be drilled offsetting the Miller Allar #3 well in Section 20, T4N-R15W, Eagle will have the option to participate under the same terms and conditions as its participation in the Allar #6. However, Miller may elect to assign Eagle a two percent (2%) of 8/8ths overriding royalty interest in the leases included in the unit designated for the above reference offset well in lieu of Eagle's participation.

          Should the foregoing meet with your approval, please so indicate where provided below and return one executed copy to the undersigned at MEXP's Houston office. Upon receipt Miller will immediately provide Eagle with an assignment of the Allar #6 unit leases.

                                        Sincerely,

                                        MILLER EXPLORATION COMPANY



                                        /s/ C.W. Measley, Jr.
                                        ---------------------------------------
                                        C.W. Measley, Jr.
                                        Manager Land & Acquisitions

AGREED TO AND ACCEPTED THIS 19TH DAY OF MAY, 1999.

EAGLE INVESTMENTS INC.

BY: /s/ C.E. Miller
   -------------------------------
C.E. ("Gene") Miller-President



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